UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2019

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On January 24, 2019, West Bancorporation, Inc. (the Company) issued a press release announcing its annual and fourth quarter earnings results for the periods ended December 31, 2018, and the declaration of a quarterly dividend. The press release is furnished as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
On January 23, 2019, the Company's Board of Directors approved the slate of directors nominated for election by the Nominating and
Corporate Governance Committee for the Company's 2019 Annual Meeting of Stockholders. Current board member Kaye R. Lozier will not be standing for re-election due to reaching the age limit for directors in accordance with Company policy. Ms. Lozier will continue to serve her current term until the Company's 2019 Annual Meeting of Stockholders.

On January 23, 2019, Jane M. Funk was appointed the principal accounting officer of the Company. Ms. Funk, age 50, has been with the Company since 2014, serving as Controller and Senior Vice President since April 2018 and Assistant Controller and Vice President prior to that. Prior to joining the Company, Ms. Funk served as CFO and Controller for two bank holding companies for four years and prior to that as a director for RSM US LLP. Douglas R. Gulling, Executive Vice President, Treasurer and Chief Financial Officer of the Company, had been serving as the principal accounting officer of the Company on an interim basis prior to Ms. Funk's appointment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 23, 2019, the Company’s Board of Directors voted to amend and restate the Company’s current bylaws as its Amended and Restated Bylaws (“Amended and Restated Bylaws”). The Amended and Restated Bylaws were effective as of January 23, 2019.

Changes contained in the Amended and Restated Bylaws include several new provisions and several amendments to existing sections, some of which reflect the provisions in the Iowa Business Corporation Act. Some of the new or revised provisions in the Amended and Restated Bylaws include the following:

i.
new provisions clarifying the requirements governing proposals made by shareholders, including director nominations (Article II, Section 1 and Article III, Section 15 of the Amended and Restated Bylaws);

ii.	a new provision which allows shareholders to waive notice of any regular or special meeting of the shareholders (Article II, Section 5 of the Amended and Restated Bylaws);

iii.
an amendment clarifying that directors are elected by a plurality of votes cast, which reflects the requirements of the Iowa Business Corporation Act and is the voting standard that has been used by the Company (Article II, Section 11 of the Amended and Restated Bylaws);

iv.
an amendment revising the voting standard for shareholders to take action on any matter (other than the election of directors), whereby an action is approved if it receives the affirmative vote of the majority of shares represented and entitled to vote at a meeting at which a quorum is present, to a standard whereby an action is approved if the votes cast favoring the action exceed the votes cast opposing the action at a meeting at which a quorum is present, which reflects the requirements of the Iowa Business Corporation Act and is the voting standard that has been used by the Company (Article II, Section 11 of the Amended and Restated Bylaws);

v.	an amendment permitting notices of special meetings of directors by electronic communication (Article III, Section 4 of the Amended and Restated Bylaws);

vi.
an amendment clarifying that the Amended and Restated Bylaws may be amended and new bylaws may be adopted by a majority vote of the board of directors or by the shareholders (Article XI of the Amended and Restated Bylaws); and

vii.
a new provision regarding forum selection stating that, unless the Company consents in writing, the courts of the State of Iowa shall be the sole and exclusive forum for certain actions (Article XII of the Amended and Restated Bylaws).

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of West Bancorporation, Inc. as of January 23, 2019
99.1	Press Release of West Bancorporation, Inc. dated January 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

January 24, 2019	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer